***TEXT OMITTED AND FILED SEPARATELY
                                                CONFIDENTIAL TREATMENT REQUESTED
                                             UNDER 17 C.F.R. SS.SS.200.80(B)(4),
                                                            200.83 AND 240.24B-2


                             COLLABORATION AGREEMENT

         THIS COLLABORATION AGREEMENT (the "Agreement") is made and entered into as of July 28, 1998 (the "Effective Date") by and among SUGEN, Inc., a Delaware corporation having offices at 351 Galveston Road, Redwood City, CA 94063-4720 ("SUGENUS"), SUGEN INTERNATIONAL, AG, a Swiss corporation, with offices at Innere Gueterstrasse 4, 6304 Zug, Switzerland ("SUGEN"), and TAIHO
PHARMACEUTICAL CO., LTD., a Japanese corporation, with offices at 1-27, Kandanishiki-cho, Chiyoda-ku, Tokyo, 101 Japan ("Taiho").


                                    RECITALS

         WHEREAS, SUGENUS, SUGEN and Taiho desire to collaborate in the further development, manufacture and commercialization of products useful for the treatment and prevention of cancer by mediation of tumor angiogenesis; and

         WHEREAS,  SUGENUS  has  discovered  and  commenced  development  of two
proprietary   compounds  designated  SU5416  and  SU6668,  which  mediate  tumor angiogenesis and has granted to SUGEN rights to commercialize such compounds outside the United States; and

         WHEREAS, SUGEN and SUGENUS have entered into a cost-sharing agreement (the "Cost-Sharing Agreement") whereunder SUGENUS has granted rights in technology and intellectual property owned or controlled by SUGENUS outside of the United States; and

         WHEREAS, SUGEN is a wholly owned subsidiary of SUGENUS, which is a leader in the research and development of small molecule drugs that modulate intracellular signaling pathways, and

         WHEREAS,   Taiho  is  engaged   in  the   research,   development   and
commercialization of pharmaceutical products; and

         WHEREAS, the parties intend to engage in activities to identify, research and develop other compounds that mediate tumor angiogenesis and that may be useful in the treatment or prevention of cancer in humans;

         NOW, THEREFORE, in consideration of the foregoing and the covenants and premises contained herein, the parties agree as follows:

1.       DEFINITIONS

         As used herein, the following capitalized terms shall have the following meanings:

                                       1.

         1.1 "Affiliate" shall mean any company or entity controlled by, controlling, or under common control with a party hereto and shall include without limitation any company fifty percent (50%) or more of whose voting stock or participating profit interest is owned or controlled, directly or indirectly, by a party, and any company which owns or controls, directly or indirectly, fifty percent (50%) or more of the voting stock of a party.

         1.2 "Bulk Compound" shall mean the active ingredient of SU5416 or SU6668 appropriate for use in the manufacture of a Product.

         1.3 "Clinical Trial Cost" shall have the meaning assigned to it in Exhibit C.

         1.4 "Collaboration" shall have the meaning provided in Section 2.1.

         1.5 "Collaboration Know-How" shall mean any and all tangible or intangible know-how, trade secrets, inventions (whether or not patentable), data, preclinical and clinical results, physical, chemical or biological material, and other information that is both (a) useful in the Field or that relates to SU5416 or SU6668 or Products, and (b) in any way derived from or developed pursuant to activities undertaken by either Taiho or SUGEN in the conduct of the Collaboration.

         1.6 "Collaboration Patents" shall mean all foreign and domestic patents (including extensions, reissues, re-examinations and inventors certificates relating thereto) that issue from patent applications (including substitutions, provisionals, divisionals, continuations and continuations-in-part of such applications) that claim inventions in the Collaboration Know-How and that are filed by or on behalf of one or both of Taiho or SUGEN.

         1.7 "Collaboration Technology" shall mean the Collaboration Patents and the Collaboration Know-How.

         1.8 "Collaboration Term" shall mean the period commencing upon the Effective Date and ending on [...***...], or on such later date as the parties may mutually agree, during which the parties shall conduct the Collaboration.

         1.9 "Confidential Information" shall mean each party's confidential information, inventions, know how or data disclosed pursuant to this
Collaboration Agreement, including without limitation technical, business development manufacturing, marketing, financial, personnel and other business information and plans, and the terms of this Agreement, whether in oral, written, graphic or electronic form.

         1.10  "Development  Plan" shall mean the plan  established  pursuant to
Section 3.1 governing the development of Products, including, but not limited to, all aspects of preclinical and clinical development.

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                                       2.

         1.11 "Field" shall mean the prevention and treatment of cancer in humans by mediating Tumor Angiogenesis [...***...].

         1.12 "IND" shall mean an Investigational New Drug Application filed with the United States Food and Drug Administration, or the equivalent application or filing necessary to commence human clinical trials in another country, as applicable.

         1.13  "Jointly  Funded  Trials"  shall have the meaning  given to it in
Section 3.6.

         1.14 "JWP Sales" shall mean, with respect to sales of Products by Taiho, its Affiliates and sublicensees, all revenues calculated by [...***...] of a Product.

         1.15 "JWP Selling Price" shall mean the per unit price, at which Taiho, its Affiliates and sublicensees [...***...].

         1.16  "NDA"  shall  mean a New Drug  Application  filed with the United
States Food and Drug Administration, or the equivalent application filed in another country or supranational authority.

         1.17 "Phase I" means those clinical trials on sufficient numbers of normal volunteers and patients that are designed to establish safe drug doses and to support testing in Phase II Clinical Trials.

         1.18 "Phase I/II" means those clinical trials on sufficient numbers of patients which incorporate elements of both Phase I and Phase II clinical trials and are intended to support further clinical testing.

         1.19 "Phase II" means those clinical trials on sufficient numbers of patients that are designed to establish the safety and biological activity of a drug for its intended use, and to define warnings, precautions and adverse reactions that are associated with the drug in the dosage range to be prescribed.

         1.20 "Phase III" means those trials on sufficient numbers of patients that are designed to establish that a drug is safe and efficacious for its intended use, and to define warnings, precautions and adverse reactions that are associated with the drug in the dosage range to be prescribed, and supporting Regulatory Approval of such drug or label expansion of such drug.

         1.21 "Product" shall mean any pharmaceutical product containing SU5416 or SU6668 for use in the Field, and including all formulations, line extensions, or modes of administration thereof.

         1.22 "Regulatory Approval" shall mean any and all approvals (including price and reimbursement approvals), licenses, registrations, or authorizations of any country, federal, state

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                                       3.

or local regulatory agency, department, bureau or other government entity that is necessary for the manufacture, use, storage, import, transport and/or sale of a Product in a country.

         1.23 "Shared Expenses" shall mean the aggregate costs [...***...] in performing [...***...] and [...***...] completed after the Effective Date and required by the Development Plan.

         1.24   "SU5416"   shall  mean  the  compound  with  the  chemical  name
[...***...], designated by SUGENUS as SU005416.

         1.25   "SU6668"   shall  mean  the  compound  with  the  chemical  name
[...***...], designated by SUGENUS as SU006668.

         1.26 "SUGEN Know-How" shall mean, to the extent useful in the Field, tangible or intangible know-how, trade secrets, inventions (whether or not patentable), data, preclinical and clinical results, physical, chemical or biological material, and other information that SUGEN owns, controls or to which it has a license (with the right to sublicense or subcontract) on the Effective Date, and any replication or any part of such information or material.

         1.27 "SUGEN Patents" shall mean, to the extent useful in the Field, all foreign and domestic: (a) patents issued and existing as of the Effective Date; and (b) patents issuing from patent applications that are pending as of the Effective Date (including substitutions, provisionals, divisionals, continuations and continuations-in-part of such applications); and (c) extensions, reissues, re-examinations and inventors certificates relating to the foregoing patents, which, in each case, SUGEN owns or controls or to which SUGEN has a license (with the right to sublicense or subcontract). SUGEN Patents existing as of the Effective Date include the patents and applications listed in Exhibit B attached hereto.

         1.28  "SUGEN  Technology"  shall  mean  the  SUGEN  Patents  and  SUGEN
Know-How.

         1.29 "Sugen Territory" shall mean all countries and territories in the world, other than the Taiho Territory.

         1.30 "Taiho Know-How" shall mean, to the extent useful in the Field, tangible or intangible know-how, trade secrets, inventions (whether or not patentable), data, preclinical and clinical results, physical, chemical or biological material, and other information that Taiho owns, controls or to which it has a license (with the right to sublicense or subcontract) on the Effective Date, and any replication or any part of such information or material.

         1.31 "Taiho Patents" shall mean, to the extent useful in the Field, all foreign and domestic: (a) patents issued or existing as of the Effective Date; and (b) patents issuing from patent applications that are pending as of the Effective Date (including substitutions, provisionals, divisionals, continuations and continuations-in-part of such applications); and (c) extensions, reissues, re-examinations and inventors certificates relating to the foregoing patents,

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*    Confidential Treatment Requested

                                       4.

which, in each case, Taiho owns or controls or to which Taiho has a license (with the right to sublicense or subcontract).

         1.32  "Taiho  Technology"  shall  mean  the  Taiho  Patents  and  Taiho
Know-How.

         1.33 "Taiho Territory" shall mean Japan and such additional countries if they are added as provided in Section 5.3.

         1.34 "Third Party" shall mean any person or entity other than Taiho, SUGEN and SUGENUS, and their respective Affiliates.

         1.35 "Tumor Angiogenesis" shall mean the formation of a microvascular network that supplies blood to a tumor.

         1.36 "Valid Claim" shall mean a claim of (a) an issued patent, which claim has not lapsed, been disclaimed or become abandoned and which claim has not been declared invalid or unenforceable by a court of competent jurisdiction in a decision from which no appeal has or can be taken, or (b) a pending patent application, which claim has not been abandoned or canceled.

2.       COLLABORATION SCOPE AND GOVERNANCE

         2.1 Scope of the Collaboration. The parties intend to collaborate in the research, development, manufacture and commercialization of Products in the Field, and in the research and development of Candidate Compounds as provided in this Agreement (the "Collaboration"). Taiho acknowledges that SUGENUS will perform for SUGEN activities under the Collaboration with a view to the sale of Products.

         2.2 Research Management Committee. Promptly after the Effective Date, the parties will form a Research Management Committee ("RMC") comprised [...***...]. One member of the RMC shall be selected to act as the chairperson of the RMC, with each chairperson acting for a term of twelve (12) months. [...***...]. All decisions of the RMC shall be unanimous. The RMC shall meet on a quarterly basis or at such other frequency as the RMC agrees. The parties shall agree upon the time and place of meetings, substitutions and qualifications of RMC members, and other similar matters. Within thirty (30) days after each meeting, the RMC chairperson will provide the parties with a written report describing, in reasonable detail, the status of the Collaboration, a summary of the results and progress to date, the issues requiring resolution, and the agreed resolution of previously reported issues. A reasonable number of additional representatives of a Party may attend meetings of the RMC in a non-voting capacity.

         2.3 Research Management Committee Functions and Powers. The RMC shall:

                  (1)      determine the specific goals for the Collaboration,

                  (2)      define, establish and execute the Development Plan,

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                                       5.

                  (3)      manage   the   ongoing   research   and   development
                           activities conducted under the Collaboration, and

                  (4)      monitor the progress and results of such work.

To assist it in achieving Collaboration goals, the RMC shall:

                  (1)      establish,   as   needed,   working   groups   on   a
                           project-by-project      basis      consisting      of
                           representatives of both Taiho and SUGEN;

                  (2)      set the objectives for such working groups;

                  (3)      monitor their progress in meeting such objectives

                  (4) encourage and facilitate ongoing cooperation between SUGEN and Taiho;

                  (5) establish, update and review plans for accomplishing Collaboration goals;

                  (6) allocate tasks and coordinate activities required to perform the Collaboration;

                  (7)      monitor the progress of the Collaboration and SUGEN's
                           and  Taiho's   diligence   in   carrying   out  their
                           responsibilities thereunder; and

                  (8) carry out the other duties and responsibilities assigned to it in this Agreement.

         2.4 Information and Reports. Except as otherwise provided, SUGEN and Taiho will make available and disclose to one another, as requested by the RMC, all results of the work conducted pursuant to the Collaboration prior to and in preparation for RMC meetings in a form and format to be designated by the RMC. All such information and reports shall be provided in English.

         2.5 RMC Dispute Resolution. If the RMC is unable to decide or resolve an issue unanimously, either Taiho or SUGEN may refer such issue to the senior executives of each of SUGEN and Taiho or a designee thereof, who shall not be members of the RMC. Such officers of Taiho and SUGEN will meet promptly thereafter and shall negotiate in good faith to resolve such issue. If they cannot resolve the issue within thirty (30) days of commencing such negotiations, the issue shall be resolved as provided in Section 13.2.

3.       DEVELOPMENT OF PRODUCTS

         3.1 Development of Products. SUGEN and Taiho have attached as Exhibit A a summary of their responsibilities for development of Products. The RMC may amend Exhibit A by written agreement from time to time. As provided in Section 2.3, the RMC shall establish a more detailed Development Plan for the development of Products, which Development Plan shall reflect the allocation of responsibilities provided in Exhibit A, as amended from time to time.

                                       6.

During the Collaboration Term, SUGEN and Taiho shall perform development activities assigned to them pursuant to the Development Plan.

         3.2 Disclosure of Study Data. SUGEN and Taiho agree to keep each other fully informed on a reasonable basis of the development and commercialization of Products, including but not limited to providing periodic written updates on the progress of each filing for Regulatory Approval. In particular, each such party shall transfer to the other party promptly upon request data, information and results of non-clinical studies performed pursuant to the Collaboration. Additionally, SUGEN shall provide to Taiho a copy of data, information and results generated during those Phase I clinical trials and for which Taiho reimburses a portion of SUGEN's Clinical Trial Costs pursuant to Section 3.6, and Taiho shall provide to SUGEN a copy of information and results generated during any non-clinical and clinical studies conducted by Taiho. [...***...]. If SUGEN, however, [...***...] in an amount equal to [...***...].

         3.3 Non-Clinical Supply of Products. SUGEN will supply SU5416, SU6668 or Products to Taiho [...***...] for SUGEN's and Taiho's performance of non-clinical studies under the Development Plan.

         3.4 Clinical Supply of Products. SUGEN shall manufacture or have manufactured Products in reasonable quantities necessary for clinical studies of Products, as required under the Development Plan. The cost of manufacturing and supplying such Products for clinical trials shall be shared by SUGEN and Taiho as provided in Section 3.6.

         3.5 Non-Clinical Development Expenses. SUGEN and Taiho shall [...***...] of the Shared Expenses for each Product. Taiho and SUGEN each shall provide to the other on a quarterly basis a summary of the Shared Expenses incurred by such party during the prior calendar quarter, no later than forty five (45) days after the end of such quarter. If during a given calendar quarter such a party's Shared Expenses [...***...] incurred by each party during such calendar quarter. For all other expenses of non-clinical development of [...***...], the party performing such activities shall bear all expenses for such activities, unless otherwise agreed by such parties.

         3.6 Reimbursement of Clinical Trial Costs.

                  (a) SUGEN shall be responsible for costs of conducting clinical trials of Products outside of the Taiho Territory, subject to reimbursement by Taiho as provided below. If Taiho conducts clinical trials for Products in the Taiho Territory, it shall be solely responsible for all costs of such trials.

                  (b) Taiho shall reimburse SUGEN [...***...] of the Clinical Trial Costs of conducting (i) any [...***...], together with (ii) [...***...] (collectively, the "Jointly Funded Trials").

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                                       7.

                  (c) Taiho may [...***...] during the performance of clinical trials [...***...], and [...***...]. If the Supplemental Information is to be used [...***...] then the Supplemental Information shall be provided in summary form [...***...] for such use in an amount equal to [...***...]. SUGEN will use commercially reasonable efforts to support Taiho's regulatory filings in the Taiho Territory.

                  (d) Taiho shall make any payments due to SUGEN pursuant to this Section 3.6 within thirty (30) days after receipt of an invoice therefor from SUGEN.

         3.7 Exclusivity. SUGEN and Taiho each acknowledge and agree that during the term of this Agreement, they will not directly or indirectly market or sell in the other party's territory any product competitive with Products in the Field other than Products acquired by SUGEN pursuant to Sections 5.4 or 12.3.

4.       SUPPLY OF BULK COMPOUND OR PRODUCTS

         4.1 SUGEN Manufacturing Option. For each Product, SUGEN may, in its sole discretion, elect whether it will manufacture and supply to Taiho, its Affiliates or sublicensees either Bulk Compound or finished Product for sale in the Taiho Territory. SUGEN will confer with Taiho prior to making any election pursuant to this Article 4. In the event SUGEN elects not to manufacture and supply to Taiho, its Affiliates or sublicensees either Bulk Compound or finished Product, then Taiho shall manufacture or have manufactured Bulk Compound and finished Product for commercial supply at its sole expense, and SUGEN will receive the royalty on JWP Sales of Products provided for in Section 6.4. In the event SUGEN elects to manufacture and supply Bulk Compound, it will receive Supply Price payments as provided in Section 6.5. In the event SUGEN elects hereunder to manufacture and supply finished Products, it will receive Supply Price payments as provided for in Section 6.6. SUGEN must make this election by providing written notice to Taiho at least [...***...] prior to the projected date that the RMC specifies for filing the first application for Regulatory Approval for such Product in the Taiho Territory.

         4.2 Manufacturing and Supply Agreement for Bulk Compound. If SUGEN elects pursuant to Section 4.1 to manufacture and supply Bulk Compound, then immediately after such election is made, SUGEN and Taiho shall negotiate and enter into a manufacturing and supply agreement governing the commercial supply of such Bulk Compound. Such manufacturing and supply agreement shall provide that SUGEN will be appointed as the exclusive supplier of Bulk Compound to Taiho, its Affiliates or sublicensees, and shall contain the payment terms set forth in Section 6.5 and Section 6.7, in addition to such other terms as are typically contained in agreements for the manufacture and supply of bulk compound for the manufacture of pharmaceutical products similar in nature and market potential to such Product.

         4.3 Manufacturing and Supply Agreement for Finished Product. If SUGEN elects pursuant to Section 4.1 to manufacture and supply to Taiho finished Product, then immediately

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                                       8.

after such election is made, SUGEN and Taiho shall negotiate and enter into a manufacturing and supply agreement governing the commercial supply of such Product. Such manufacturing and supply agreement shall provide that SUGEN will be appointed as the exclusive supplier of such finished Product to Taiho, its Affiliates or sublicensees, and shall contain the payment terms set forth in
Section 6.6 and Section 6.7, in addition to such other terms as are typically contained in agreements for the manufacture and supply of pharmaceutical products of similar in nature and market potential to such Product.

5.       LICENSE GRANTS AND GRANTS TO INTELLECTUAL PROPERTY; EXCLUSIVITY

         5.1 Research and Development Licenses.

                  (a) Grant by SUGEN. SUGEN hereby grants to Taiho and its Affiliates during the term of this Agreement a nonexclusive, worldwide, royalty-free license under the SUGEN Technology and its interest in Collaboration Technology, solely to the extent necessary or appropriate to carry out Taiho's responsibilities under the Collaboration.

                  (b) Grant by Taiho. Taiho hereby grants to SUGEN and its Affiliates during the term of this Agreement a nonexclusive, worldwide, royalty-free license under the Taiho Technology and its interest in Collaboration Technology, solely to the extent necessary or appropriate to carry out SUGEN's responsibilities under the Collaboration.

                  (c) Sublicensing. Taiho and SUGEN each shall have the right to grant sublicenses under the license granted to it pursuant to this Section 5.1 to Affiliates and Third Parties to the extent necessary or appropriate to carry out its responsibilities under the Collaboration. Each such sublicense shall be on terms substantially consistent with those provided in this Agreement.

         5.2 Commercialization Licenses.

                  (a) Grant by SUGEN. Subject to the other provisions of this Agreement, SUGEN hereby grants to Taiho and its Affiliates during the term of this Agreement an exclusive, royalty-bearing license under the SUGEN Technology and its interest in Collaboration Technology to use, sell, offer for sale and import Products in the Taiho Territory. If SUGEN elects not to manufacture and supply to Taiho either Bulk Compound or finished Product pursuant to Section 4.1, the foregoing commercialization license to Taiho shall also include the right to manufacture or have manufactured Bulk Compound and finished Product in the Taiho Territory. If SUGEN elects to manufacture and supply to Taiho Bulk Compound pursuant to Section 4.1, the foregoing license granted to Taiho shall also include the right to manufacture or have manufactured finished Product from Bulk Compound supplied by SUGEN to Taiho, its Affiliates or sublicensees.

                  (b) Grant by Taiho. Subject to the other provisions of this Agreement, Taiho hereby grants to SUGEN and its Affiliates during the term of this Agreement an exclusive, royalty-free license under the Taiho Technology and its interest in Collaboration Technology to make and have made, use, sell, offer for sale and import Products in the SUGEN Territory.

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                                       9.

                  (c) Sublicensing. Taiho and SUGEN each shall have the right to grant sublicenses under the license granted to it pursuant to this Section 5.2 to Affiliates and to Third Parties; provided, however, that if either such party or its Affiliate grants a sublicense to a Third Party pursuant to this Section 5.2(c), it shall so notify the other and provide to the other a copy of the agreement governing such sublicense. Each such sublicense shall be on terms substantially consistent with those provided in this Agreement.

         5.3 Right of First Negotiation. In the event SUGEN decides to collaborate in the commercialization of Product in the Field in [...***...], SUGEN shall notify Taiho of its intention and, if Taiho shall promptly notify SUGEN of its desire so to do, negotiate in good faith with Taiho for a reasonable time regarding such a potential collaboration with Taiho.

         5.4 Diligence Obligations. Taiho shall devote the same degree of attention, resources and diligence to its efforts to develop, manufacture, market and sell Products as it devotes to its other products of equivalent economic potential. In the event that Taiho does not [...***...], then the rights granted to Taiho under this Article 5 with respect to such Product shall terminate and the rights granted to SUGEN pursuant to this Article 5 shall be expanded to apply on a worldwide basis with respect to such Product; provided, however, that in the event [...***...]. SUGEN shall notify Taiho promptly of the approval of the first NDA for a Product in the SUGEN Territory.

         5.5 Transfer of Technology. During the term of this Agreement, SUGEN and Taiho each will provide the other party with reasonable technical assistance relating to the use of such party's know-how and the practice of its patents included in the SUGEN Technology or the Taiho Technology, as applicable in the Field, solely to the extent permitted under the licenses granted herein.

6.       FEES AND PAYMENTS

         6.1 Initial Research Payment. On the Effective Date, Taiho shall pay to SUGEN an initial research payment of $[...***...] for research and development costs incurred by SUGEN prior to the Effective Date.

         6.2 Research and Development Funding. Taiho shall pay to SUGEN the amounts set forth below to support SUGEN's research and development activities under the Collaboration during each year of the Collaboration Term. Such payments will be made on a [...***...], except that the amount due [...***...]. Not later than March 31 of the year following the year for which each such payment is made, SUGEN will furnish Taiho a statement in respect of each such payment setting forth in reasonable detail the work performed and costs incurred by SUGEN.

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                                      10.

               Payment Period                          Amount Due

                 [...***...]                          [...***...]

                 [...***...]                          [...***...]

                 [...***...]                          [...***...]

                 [...***...]                          [...***...]

                 [...***...]                          [...***...]

                 [...***...]                          [...***...]

                 [...***...]                          [...***...]

         6.3 Milestone Payments to SUGEN. Taiho will pay to SUGEN milestone payments in the amounts listed below, within ten (10) business days after the occurrence of the following events:


        Milestones           First Product*           Each Subsequent Product**

Start of [...***...]          $[...***...]                  $[...***...]

Filing of [...***...]         $[...***...]                  $[...***...]

[...***...]                   $[...***...]                  $[...***...]

* The amounts listed in the middle column are payable only with respect to the first Product for which the specified milestone is achieved.

** The amounts listed in the right column are payable with respect to each Product for which the specified milestone is achieved after Taiho has paid the amount due to SUGEN for the first Product in the middle column for such milestone.

         6.4 Royalty.

                  (a) Royalty. If SUGEN elects under Section 4.1 not to manufacture and supply either Bulk Compound or finished Product, Taiho shall pay SUGEN a royalty of [...***...] of JWP Sales of Products in the Taiho Territory; provided, however, [...***...].

                  (b) Third Party Royalties. [...***...] on the sale of Products [...***...].

         6.5 Supply Price for Bulk Compound. If SUGEN elects to supply Bulk Compound for a given Product pursuant to Section 4.1, Taiho, its Affiliates and sublicensees will pay to SUGEN a Supply Price for supply of such Bulk Compound equal to

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


                           (1)  [...***...]  of the JWP Selling Price of Product
[...***...] following [...***...]; or

                           (2)  [...***...]  of the JWP Selling Price of Product
[...***...] following [...***...]; or

                           (3)  [...***...]  of the JWP Selling Price of Product
[...***...] as provided for in paragraph (2) above.

         6.6 Supply Price for Finished Product. If SUGEN elects to supply the finished form of a given Product pursuant to Section 4.1, Taiho, its Affiliates and sublicensees will pay to SUGEN a Supply Price for supply of such Product equal to

                           (1)  [...***...]  of the JWP Selling Price of Product
[...***...] following [...***...]; or

                           (2)  [...***...]  of the JWP Selling Price of Product
[...***...] following ; [...***...] or

                           (3)  [...***...]  of the JWP Selling Price of Product
[...***...] as provided for in paragraph (2) above.

         6.7 Payments; Reports. If SUGEN elects not to manufacture either Bulk Compound or finished Product pursuant to Section 4.1, the royalty obligation under Section 6.4 shall accrue at the time of sale of the Products to a Third Party. Royalty obligations that accrue during a particular quarter, shall be paid within [...***...] after the end of each calendar quarter, and other payments owing shall be made as specified herein. Each payment of royalties and amounts due to SUGEN under Sections 6.5 and 6.6 shall be accompanied by a statement of the amount of JWP Sales during such period on a product-by-product basis, and all other information necessary to determine the appropriate amount of such payments, and any additional information or reports required under the Agreement. If SUGEN elects to manufacture and supply to Taiho, its Affiliates and sublicensees either Bulk Compound or finished Product, the manufacturing and supply agreement to be negotiated by SUGEN and Taiho, pursuant to Section 4.3 shall specify the payment and Taiho's reporting requirements for Supply Price payments due to SUGEN on the JWP Selling Price of Products.

         6.8 Currency. The amounts due to SUGEN pursuant to Sections [...***...] shall be paid in [...***...]. The amounts due to SUGEN pursuant to Sections [...***...] shall be paid in [...***...].

         6.9 Records and Audit. During the term of this Agreement and for a period of [...***...] thereafter, Taiho shall keep complete and accurate records pertaining to the sale or other disposition of the Products commercialized by it, in sufficient detail to permit SUGEN to confirm the accuracy of all payments due hereunder. SUGEN shall have the right to cause an

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                                      12.

independent, certified public accountant to audit such records to confirm Taiho's JWP Sales, JWP Selling Price, royalty payments and Supply Price payments, as applicable; provided, however, that such auditor shall not disclose Taiho's Confidential Information to SUGEN, except to the extent such disclosure is necessary to verify the amount of royalties and other payments due under this Agreement. Such audit rights may be exercised [...***...]after the royalty period to which the relevant records relate, upon prior notice to Taiho and during normal business hours. Any amounts shown to be owing by such audits shall be paid immediately with interest in the amount of [...***...] from the date first owed until paid. SUGEN shall bear the full cost of such audit unless such audit discloses a variance in the amounts paid by Taiho of more than [...***...] from the amount of royalties and/or other payments actually owed. In such case, Taiho shall bear the full cost of such audit. The terms of this Section shall survive any termination or expiration of this Agreement for a period of [...***...].

         6.10 Withholding of Taxes. Taiho and SUGEN agree that the [...***...] may be treated by [...***...]. Taiho and SUGEN agree that [...***...]. Notwithstanding the foregoing, if [...***...], it shall provide to [...***...] appropriate documentation with respect thereto.

7.       THIRD GENERATION PRODUCTS

         7.1 General. In the event Taiho and SUGEN agree that neither SU5416 nor SU6668 can be successfully developed as an oral product such parties may wish to conduct a development program in the Field to identify one or more additional compounds for development as Products. Such a development program would be conducted pursuant to a workplan mutually agreeable to such parties which would set forth the project objectives, the activities to be undertaken by each party and the responsibilities of each such party for funding the costs to carry out the workplan.

8.       OWNERSHIP; INTELLECTUAL PROPERTY

         8.1 Ownership. Taiho acknowledges and agrees that SUGEN or its Affiliates is and shall remain the sole owner of the SUGEN Technology and SUGEN's interest in the Collaboration Technology and that Taiho has no rights therein other than the license rights specifically granted herein. SUGEN acknowledges and agrees that Taiho or its Affiliates is and shall remain the sole owner of the Taiho Technology and Taiho's interest in the Collaboration Technology and that SUGEN has no rights therein other than the license rights specifically granted herein.

         8.2 Ownership of Technology. Inventorship with respect to inventions made pursuant to work carried out under the Collaboration shall be determined in accordance with United States rules of inventorship. Taiho and SUGEN or their Affiliates shall each own solely all inventions made solely by their employees, agents and consultants, and such parties or their Affiliates shall own jointly all inventions jointly made by employees, agents and consultants of both such parties hereunder; provided, however, that intellectual property rights with respect to inventions relating to compounds derived from SU5416 or SU6668, or the use thereof, regardless of the identity of

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                                      13.

the inventor, shall be solely owned by or assigned to SUGEN or its Affiliates. Any assignments necessary to accomplish the foregoing are hereby made and Taiho will execute such further documents as may be reasonably requested by SUGEN with respect thereto.

         8.3 Patent Prosecution. Taiho Patents and SUGEN Patents, and applications therefore, shall be filed, prosecuted and maintained by Taiho and SUGEN or their Affiliates, respectively, at such party's option and at its own expense; provided, however, that Taiho and SUGEN shall consult with and consider the comments of the other party with respect to the prosecution of applications for SUGEN Patents and Taiho Patents, to the extent licensed under Article 6, that are pending as of the Effective Date. Applications for Collaboration Patents for inventions owned by or assigned to one such party pursuant to
Section 8.1 above shall be filed, prosecuted and any resulting patents maintained by such party, at such party's option and its own expense. SUGEN or its Affiliates shall be responsible for filing and prosecuting applications for, and maintaining, jointly owned Collaboration Patents, using counsel of its choice, throughout the world. Taiho shall reimburse SUGEN for [...***...] of all expenses SUGEN incurs for filing applications for, and maintenance of, such jointly-owned Collaboration Patents worldwide. In the event that SUGEN decides not to proceed with prosecuting an application for, or maintaining, a Collaboration Patent for which it is responsible under this Section 8.3, it shall give Taiho sixty (60) days' notice before any relevant deadline and transmit all information reasonable and appropriate relating to such
Collaboration Patent, and Taiho or its Affiliates shall have the right to pursue, at its own expense, prosecution of such application for, or maintenance of, such patent, in which event SUGEN shall assign all of its rights in such patent to Taiho.

         8.4 Disclosure of Inventions. SUGEN and Taiho will disclose promptly to each other all discoveries or inventions made hereunder, including discoveries or inventions made by employees, consultants or contractors of SUGEN or Taiho, respectively, pursuant to the Collaboration, prior to any public disclosure or filing of patent applications and allowing sufficient time for comment and review by the other party.

         8.5 Infringement of Patents by Third Parties.

                  (a) Notice. Taiho and SUGEN each shall promptly notify the other in writing of any alleged or threatened infringement of the Collaboration Patents, SUGEN Patents or Taiho Patents which may adversely impact the rights of the parties hereunder, of which it becomes aware.

                  (b) Cooperation. Both Taiho and SUGEN agree that neither will notify a Third Party (except for the parties' outside litigation counsels) of the infringement of any of the Collaboration Patents by a Third Party in the Field without first obtaining the consent of the other such party, which consent shall not be unreasonably denied. Both such parties will cooperate with each other to terminate such infringement without litigation, with each such party being responsible for the payment of its own out-of-pocket costs (including legal costs) relating thereto. Any monetary settlement reached shall, [...***...].

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                  (c)  Enforcement  Action.  In the event  that any  alleged  or threatened infringement of the Collaboration Patents by a Third Party in the Field in the Taiho Territory cannot be terminated without litigation, Taiho shall have the first right, but not the obligation, to take appropriate action against any person or entity directly or contributorily infringing such Collaboration Patent in the Taiho Territory. In the event Taiho fails to institute an infringement suit or take other reasonable action in response to such infringement within ninety (90) days after notice in accordance with paragraph (a) above, SUGEN shall have the right, but not the obligation, upon thirty (30) days' notice to Taiho to institute such suit or take other appropriate action in its own name, the joint owners' names, or both. Regardless of which such party brings such enforcement action, the other party hereby agrees to cooperate reasonably in any such effort, including, if required, bringing a legal action or furnishing a power of attorney. Such party not bringing the action shall have the right to participate in such action at its own expense with its own counsel and any recovery obtained by settlement or otherwise shall be disbursed as follows: Each such party shall first recover any
reasonable   expenses  incurred  in  such  action   (including   counsel  fees).
Thereafter, such parties shall [...***...]. Taiho Patents and SUGEN Patents will be defended by Taiho and SUGEN as determined by it in its sole discretion, respectively, throughout the world.

         8.6 Infringement of Third Party Patent Rights.

                  (a) Joint Strategy. In the event that the manufacture, use or sale of a Product becomes the subject of a claim of infringement of a patent, copyright or other proprietary right by a Third Party anywhere in the world, and without regard to which party is charged with said infringement, and the venue of such claim, Taiho and SUGEN shall promptly confer to discuss the claim.

                  (b) Defense. Unless Taiho and SUGEN otherwise agree, Taiho shall have the first right but not the obligation to assume the primary responsibility at its expense for the conduct of the defense of any such claim brought in the Taiho Territory, and SUGEN shall have the right, but not the obligation, to participate in any such suit at its sole option and at its own expense. Each such party shall reasonably cooperate with the party conducting the defense of the claim. Unless such parties otherwise agree, SUGEN shall have the first right but not the obligation to assume the primary responsibility at its expense for the conduct of the defense of any such claim brought in the SUGEN Territory. Neither Taiho nor SUGEN shall enter into any settlement that affects the other such party's rights or interests without such other party's written consent, not to be unreasonably withheld.

         8.7 Patent Marking. Taiho shall mark, if necessary, all products manufactured, used or sold under the terms of this Agreement, or their containers, in accordance with the applicable patent marking laws, as required.

9.       CONFIDENTIALITY

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


         9.1 Confidentiality. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing by the parties, each party agrees that, for the term of this Agreement and for [...***...] thereafter, it shall keep confidential and shall not publish or otherwise disclose and shall not use for any purpose other than as provided for in this Agreement any Confidential Information furnished to it by the other party pursuant to this Agreement unless the receiving party can demonstrate by competent written proof that such Confidential Information:

                  (a) was already known to the receiving party, other than under an obligation of confidentiality, at the time of disclosure by the other party;

                  (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party;

                  (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving party in breach of this Agreement;

                  (d) was disclosed to the receiving party, other than under an obligation of confidentiality to a Third Party, by a Third Party who had no obligation to the disclosing party not to disclose such information to others; or

                  (e) was independently discovered or developed by the receiving party without the use of Confidential Information belonging to the disclosing party.

         9.2  Authorized  Disclosure.   Each  party  may  disclose  Confidential
Information belonging to the other party to the extent such disclosure is reasonably necessary in the following instances:

                  (a) filing or prosecuting patents relating to Products;

                  (b) regulatory filings;

                  (c) prosecuting or defending litigation;

                  (d) complying with applicable governmental regulations;

                  (e) conducting  pre-clinical  or clinical  trials of Products;
and

                  (f)   disclosure  to  Affiliates,   sublicensees,   employees,
consultants or agents who are bound by similar terms of confidentiality and non-use at least equivalent in scope to those set forth in this Article 12.

         Notwithstanding the foregoing, in the event a party is required to make a disclosure of the other party's Confidential Information pursuant to this
Section 9.2, it will, give advance notice to

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                                      16.

the other party of such disclosure and endeavor in good faith to secure confidential treatment of such information.

         9.3 Publications. If a party desires to publish a paper or make a presentation relating to the parties' work under the Collaboration or to Products, whether written or oral, that party shall at least thirty (30) days before submission of the proposed publication or presentation to a Third Party, submit such proposed publication or presentation in written form to the other party for review. The reviewing party will determine whether any of its confidential information that may be contained in such publication or presentation should be modified or deleted, and whether to propose that a patent application should be filed on any invention disclosed therein. The reviewing party shall have thirty (30) days for written publications or seven (7) days for abstracts for oral presentations or posters in which to review each such proposed publication or presentation. The review period may be extended for an additional thirty (30) days if the reviewing party reasonably requests such extension to allow time for the preparation and filing of relevant patent applications. In no event shall a party publish or present any Confidential Information of the other party without the written consent of that party.

10.      REPRESENTATIONS AND WARRANTIES

         10.1 Representations and Warranties. Each party represents and warrants that:

                  (a) Corporate Power. It is duly organized and validly existing under the laws of its state or country of incorporation, and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof.

                  (b) Due Authorization. It is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder. The person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action.

                  (c) Binding Agreement. This Agreement is legally binding upon it and enforceable in accordance with its terms. The execution, delivery and performance of this Agreement does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material law or regulation of any court, governmental body or administrative or other agency having jurisdiction over it.

                  (d) Grant of Rights; Maintenance of Agreements. It has not, and will not during this Agreement, grant any right to any Third Party which would conflict with the rights granted to the other party hereunder. It has (or will have at the time performance is due) maintained and will maintain and keep in full force and effect all agreements (including license agreements) and
filings   (including  patent  filings)  necessary  to  perform  its  obligations hereunder.

                  (e) Validity. It is aware of no action, suit or inquiry or investigation instituted by or before any court or governmental agency which questions or threatens the validity of this Agreement.

                                      17.

         10.2 SUGEN Representations and Warranties. SUGEN represents and warrants that it owns or holds licenses to the SUGEN Patents and SUGEN Know-How and has sufficient rights and power to grant the licenses to Taiho which it purports to grant herein.

         10.3 SUGEN Disclaimer. EXCEPT AS SET FORTH IN SECTION 10.2 ABOVE, THE SUGEN TECHNOLOGY IS PROVIDED "AS IS" AND SUGEN EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE
WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, WITH RESPECT THERETO. Without limiting the generality of the foregoing, SUGEN expressly does not warrant (i) the success of any development or clinical trial, study or test commenced by Taiho under this Agreement, or (ii) the safety or usefulness for any purpose of the Drug Candidates or the Licensed Technology.

         10.4 Taiho Representations, Warranties and Covenants. Taiho represents and warrants that it owns or holds licenses to the Taiho Patents and Taiho Know-How and has sufficient rights and power to grant the licenses to SUGEN which it purports to grant herein. Taiho agrees that it shall not file any opposition with any government authority in the Taiho Territory having jurisdiction over patent-related matters with respect to any SUGEN Patent or Collaboration Patent.

         10.5 Taiho Disclaimer. EXCEPT AS SET FORTH IN SECTION 10.4 ABOVE, THE TAIHO TECHNOLOGY IS PROVIDED AS IS AND TAIHO EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES OF ANY KIND, EXPRESSED OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NONINFRINGEMENT OF THE INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES OR ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES, WITH RESPECT THERETO. Without limiting the generality of the foregoing, Taiho expressly does not warrant (i) the success of any development or clinical trial, study or test commenced by it under this Agreement, or (ii) regulatory approval, product introduction, safety, usefulness or commercial success of any Product.

11.      INDEMNIFICATION

         11.1 Indemnification. Taiho and SUGEN each hereby agree to save, defend and hold the other such party and its agents and employees harmless from and against any and all suits, claims, actions, demands, liabilities, expenses and/or loss, including reasonable legal expense and attorneys' fees, other than claims for infringement as provided in Section 8.6 (collectively, "Claims") resulting directly or indirectly from actions by the indemnifying party, its Affiliates, agents or sublicensees in connection with the manufacture, use or sale of Products, but only to the extent such Claims result from the negligence or willful misconduct of the indemnifying

                                      18.

party or its  employees  and agents and only to the  extent  such  Claims do not
result  from  the  negligence  or  willful   misconduct  of  the  party  seeking
indemnification.

         11.2 Control of Defense. Any entity entitled to indemnification under this Article shall give written notice to the indemnifying party of any Claims that may be subject to indemnification, promptly after learning of such Claims, and the indemnifying party shall assume the defense of such Claims with counsel reasonably satisfactory to the indemnified party. If such defense is assumed by the indemnifying party with counsel so selected, the indemnifying party will not be subject to any liability for any settlement of such Claims made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed), and will not be obligated to pay the fees and expenses of any separate counsel retained by the indemnified party with respect to such Claims.

12.      TERM AND TERMINATION OF AGREEMENT

         12.1 Term. Except as provided under Section 12.2 below, the term of this Agreement shall commence upon the Effective Date and shall expire on a Product by Product basis on the later of (i) [...***...] of the first commercial launch of a Product in the Taiho Territory, and (ii) [...***...] of the Effective Date. Upon expiration of this Agreement pursuant to this Section 12.1, Taiho and SUGEN each shall have a fully paid, exclusive license to use any Collaboration Know-How to make, have made, use and sell Products, and a fully paid, nonexclusive license under the other's interest in the Collaboration Know-How for any other use within the Field.

         12.2 Termination for Material Breach. Taiho and SUGEN each shall have the right to terminate the Agreement for material breach of this Agreement by the other upon [...***...] written notice to the other party, if such material breach remains uncured upon the expiration of such period of time; provided, however, that such period of time shall be extended if such breach cannot be cured within such period, for so long as the breaching party continues to use diligent efforts to cure such breach until actually cured. Upon termination, all licenses granted to such non-breaching party shall survive and all licenses granted to the breaching party under the Agreement shall automatically terminate, but such termination shall not impair any other rights the non-breaching party may have at law or equity.

         12.3 Termination of Programs.

                  (a) Taiho shall have the right to terminate the Collaboration with respect to either SU5416 or SU6668. In the event of such termination, the rights granted to Taiho under Article 5 with respect to such compound shall terminate and the rights granted to SUGEN under Article 5 with respect to such compound shall survive such termination and shall be expanded to apply on a worldwide basis.

                  (b) Taiho shall have the right to terminate the Collaboration with respect to both SU5416 and SU6668 if:

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


                           (1)      (i)   in    [...***...]    both    compounds
[...***...]; or

                                    (ii) both compounds [...***...];

                           and

                           (2) [...***...] to address these problems.

         In the event Taiho terminates the Collaboration with respect to both SU5416 and SU6668, the Agreement shall terminate unless the parties have mutually agreed to continue the Collaboration with respect to a third generation product as provided for in Article 7. If the Agreement is terminated pursuant to this Section 12.3(b), all rights granted to Taiho under Article 5 shall terminate and all rights granted to SUGEN under Article 5 shall survive such termination and shall be expanded to apply on a worldwide basis.

         12.4 Accrued Rights; Surviving Obligations. Termination of this Agreement shall not affect any accrued rights of either party. The terms of Sections 6.9, 8.1, 8.2, 12.3, 12.4, 14.4, 14.5, 14.7, 14.9, 14.10, 14.11 and
14.12, Articles 1, 9, 10, 11 and 13 of this Agreement shall survive termination of this Agreement. Promptly after termination of this Agreement each party shall return or dispose of any Confidential Information and other know how of the other party in accordance with its instructions, including without limitation any compounds, assays or other biological or chemical materials.

13.      GOVERNING LAW; DISPUTE RESOLUTION

         13.1 Governing Law. This Agreement shall be governed by New York law, excluding its choice of law rules.

         13.2 Dispute Resolution. In the event of any dispute, the parties shall refer such dispute to the Chairman of the board of directors of SUGEN and the Chairman of the board of directors of Taiho for attempted resolution by good faith negotiations within thirty (30) days after such referral is made. In the event such officers are unable to resolve such dispute within such thirty (30) day period, either party may invoke the provisions of Section 13.3 below.

         13.3 Jurisdiction and Venue. Except as provided in Section 13.2 above, any claim or controversy arising out of or related to this Agreement or any breach hereof shall be submitted to a state or federal court of general jurisdiction in the State of New York, and the parties hereby consent to the jurisdiction and venue of such court.

14.      GENERAL PROVISIONS

         14.1 Notices. All notices required or permitted to be given under this Agreement shall be in writing and shall be mailed by registered or certified mail, Federal Express or DHL addressed to the signatory to whom such notice is required or permitted to be given and

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*    Confidential Treatment Requested

                                      20.

transmitted by facsimile to the number indicated below. All notices shall be deemed to have been given when mailed, as evidenced by the postmark at the point of mailing, or faxed.

         All notices to Taiho shall be addressed as follows:

                  Taiho Pharmaceutical Co., Ltd.
                  1-27, Kandanishiki-cho
                  Chiyoda-ku, Tokyo, 101 Japan
                  Attention:  President of the Board
                  Fax:  03-3233-4318

         All notices to SUGENUS shall be addressed as follows:

                  SUGEN, Inc.
                  531 Galveston Road
                  Redwood, City, CA 94063-4720
                  Attention:  Chairman of the Board
                  Fax:  (650) 369-0913

         All notices to SUGEN shall be addressed as follows:

                  SUGEN International, AG
                  c/o Acton Treuhand, AG
                  Innere Gueterstrasse 4
                  6304 Zug
                  Switzerland
                  Attention:  President of the Board

         Any party may, by written notice to the other, designate a new address or fax number to which notices to the party giving the notice shall thereafter be mailed or faxed.

         14.2 Compliance with Laws. Taiho and SUGEN shall review in good faith and cooperate in taking actions to ensure the compliance of this Agreement with all applicable laws. Taiho and SUGEN shall each provide the other such party with such reasonable assistance as may be required for the party requesting such assistance to comply with all laws, ordinances, rules, regulations and the like of all governmental units or agencies having jurisdiction pertaining to this Agreement, including without limitation, obtaining all import, export and other permits, certificates, licenses or the like required by such laws, ordinances, rules, regulations and the like, necessary to permit the parties to perform hereunder and to exercise their respective rights hereunder.

         14.3 Force Majeure. No party shall be liable for any delay or failure of performance to the extent such delay or failure is caused by circumstances beyond its reasonable control and that by the exercise of due diligence it is unable to prevent, provided that the party claiming excuse uses its best efforts to overcome the same.

                                      21.

         14.4 Entirety of Agreement. This Agreement embodies the entire, final and complete agreement and understanding between the parties and replaces and supersedes all prior discussions and agreements between them with respect to its subject matter. No modification or waiver of any terms or conditions hereof shall be effective unless made in writing and signed by a duly authorized officer of each party.

         14.5 Non-Waiver. The failure of a party in any one or more instances to insist upon strict performance of any of the terms and conditions of this Agreement shall not constitute a waiver or relinquishment, to any extent, of the right to assert or rely upon any such terms or conditions on any future occasion.

         14.6 Disclaimer of Agency. None of the parties is, nor will be deemed to be, the legal representative or agent of the other, nor shall any party have the right or authority to assume, create, or incur any Third Party liability or obligation of any kind, express or implied, against or in the name of or on behalf of another except as expressly set forth in this Agreement.

         14.7 Severability. If a court of competent jurisdiction declares any provision of this Agreement invalid or unenforceable, or if any government or other agency having jurisdiction over either SUGEN or Taiho deems any provision to be contrary to any laws, then that provision shall be severed and the remainder of the Agreement shall continue in full force and effect. To the extent possible, the parties shall revise such invalidated provision in a manner that will render such provision valid without impairing the parties' original intent.

         14.8 Affiliates; Assignment. Except as otherwise provided herein, none of the parties may assign its rights or delegate its duties under this Agreement without the prior written consent of the other party, not to be unreasonably withheld; provided, however, that any party may assign its rights or delegate its duties under this Agreement to any of its Affiliates or to any successor by merger or sale of substantially all of its business to which this Agreement relates in a manner such that the assignor will remain liable and responsible for the performance and observance of all its duties and obligations hereunder. This Agreement shall be binding upon the successors and permitted assigns of the parties. Any attempted delegation or assignment not in accordance with this
Section 14.8 shall be of no force or effect.

         14.9 Headings. The headings contained in this Agreement have been added for convenience only and shall not be construed as limiting.

         14.10 Limitation of Liability. No party shall be liable to another for indirect, incidental, consequential or special damages, including but not limited to lost profits, arising from or relating to any breach of this Agreement, regardless of any notice of the possibility of such damages. Nothing in this Section is intended to limit or restrict the indemnification rights or obligations of any party.

         14.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute together the same document.

                                      22.

         14.12 English Language. This Agreement has been prepared in the English language and shall be construed in the English language.

         14.13 Public Announcement. Except for such disclosure as is deemed necessary, in the reasonable judgment of a party, to comply with applicable laws or regulations, no announcement, news release, public statement, publication or presentation relating to the existence of this Agreement, or the terms hereof, will be made without the other party's prior written approval, which approval shall not be unreasonably withheld. The parties agree that they will use reasonable efforts to coordinate the initial announcement or press release relating to the existence of this Agreement so that such initial announcement or press release by each is made contemporaneously.

                                      23.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement.

SUGEN, INC.                                  TAIHO PHARMACEUTICAL CO., LTD.


By:/s/ Stephen Evans-Freke                   By: /s/ Dr. Yukio Kobayashi
   -------------------------------               -------------------------------
Name:Stephen Evans-Freke                     Name: Dr. Yukio Kobayashi
     -----------------------------                 -----------------------------

Title: Chairman of the Board                 Title: President
       ---------------------------                  ----------------------------


SUGEN INTERNATIONAL, AG


By: /s/ Stephen Evans-Freke
   -------------------------------

Name: Stephen Evans-Freke
     -----------------------------

Title: President of the Board
       ---------------------------

                                      24.

                                    EXHIBIT A

                          DEVELOPMENT RESPONSIBILITIES

                                   [...***...]


o        SUGEN is responsible for [...***...].



In addition to development responsibilities listed above, as of the Effective Date, SUGEN is conducting the following pre-clinical studies:

SU6668:
---------
1.       [...***...];

2.       [...***...];

3.       [...***...];

4.       [...***...];

5.       Safety Pharmacology:

         [...***...];
         [...***...];
         [...***...];

6.       [...***...];

7.       [...***...];

8.       [...***...];

9.       [...***...];

10.      [...***...].

SU5416:
---------
1.       [...***...].


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*    Confidential Treatment Requested

                                       1.

                                    EXHIBIT B
                                  SUGEN Patents

                                   [...***...]



-----------------------
*    Confidential Treatment Requested

                                       2.

                                    EXHIBIT C

                              Clinical Trial Costs


         Clinical Trial Costs shall mean [...***...] incurred or expended by SUGEN or its Affiliates for a Product including without limitation the following:

         1. [...***...] including without limitation [...***...]

                  (1) [...***...];

                  (2) [...***...]; and

                  (3) [...***...].

         2. [...***...] to SUGEN of conducting clinical trials, including but not limited to the [...***...].

         3. [...***...] shall include an allocation for [...***...].


-----------------------
*    Confidential Treatment Requested

                                       i.